Exhibit (g)(3)(vi)

May 22, 2015

State Street Bank and Trust Company

Box 5501

Boston, MA 02206

Attention: James Meagher, Managing Director

State Street Alternative Investment Solutions

Re:   AQR Funds (the “Fund”)

Ladies and Gentlemen:

As you know, the undersigned Fund has separate series of shares known as (i) AQR Risk-Balanced Commodities Strategy Fund, (ii) AQR Risk Parity II MV Fund, (iii) AQR Risk Parity II HV Fund, (iv) AQR Managed Futures Strategy Fund and AQR Risk Parity Fund (each, a “Portfolio”). Each Portfolio is currently serviced by State Street Bank and Trust Company (“State Street”) under an Amended and Restated Custody Services Agreement made as of June 25, 2010 and effective as of July 1, 2010. The Fund and State Street wish to consolidate all portfolios of the Fund under one custody agreement.

Therefore, in accordance with Section 20.5, the Additional Portfolios provision, of the Master Custodian Agreement dated as of October 4, 2013, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street, the undersigned Fund hereby requests that State Street act as Custodian for each Portfolio under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.6.2 of the Agreement.

The parties also further agree that the Appendix A attached hereto supersedes and replaces in its entirety the Appendix A attached to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

AQR Funds on behalf of:
AQR Risk-Balanced Commodities Strategy Fund, AQR Risk Parity II MV Fund,
AQR Risk Parity II HV Fund,
AQR Managed Futures Strategy Fund, and
AQR Risk Parity Fund

By:	/s/ Nicole DonVito
Name:	Nicole DonVito
Title:	Chief Legal Officer and Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ George Sullivan
Name:	George Sullivan
Title:	Executive Vice President, Duly Authorized

Effective Date: May 22, 2015

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC

AND PORTFOLIOS THEREOF, IF ANY.

AQR FUNDS

AQR Style Premia Alternative Fund

AQR Diversified Arbitrage Fund

AQR Equity Market Neutral Fund

AQR Style Premia Alternative LV Fund

AQR Long-Short Equity Fund

AQR Multi-Strategy Alternative Fund

AQR Managed Futures Strategy Fund

AQR Risk Parity Fund

AQR Risk-Balanced Commodities Strategy Fund

AQR Risk Parity II MV Fund

AQR Risk Parity II HV Fund